Exhibit 2.3 / Exhibit B, Excerpt from ProAssurance's 2005-2008 Strategic Plan


                            ProAssurance Corporation
                          Professional Liability Group


                                 STRATEGIC PLAN

                                    2005-2008


                                Page 1, EXHIBIT B

     21. How has the proposed acquisition of PIC-WI affected the marketing plans of ProAssurance Corporation in Wisconsin? Please provide copies of any management communications that relate to this topic.



   ProAssurance Corporation
   Strategic Plan 2005-2008 Excerpts
   Referencing Marketing Plans for Wisconsin



     II.  MEETING RESULTS (continued)


          C.   STRATEGIES (continued)

                    1.   Profitability

                         a.   State by State Strategies (continued)

                         Wisconsin - Grow; pursue new opportunities

          D.   TACTICAL PLANS

                    1. Develop plan for ensuring good relationships between the Company and excess funds that operate in Indiana, Kansas, Wisconsin and other fund states.


                                Page 2, EXHIBIT B